Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 Amendment No.1 of Ainos, Inc. of our report dated March 8, 2024, relating to the financial statements of Ainos, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
July 19, 2024